INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statement Nos. 333-89145, 333-30578, 333-14037, 33-48119, 33-72194 and 33-82894 on Form
S-8 of BE Aerospace, Inc. of our reports dated April 7, 2000 (BE Aerospace, Inc.) and April 7, 2000 (BE Aerospace, Inc. 1994 Employee Stock Purchase Plan for the year ended February 26, 2000), appearing in this Annual Report on Form 10-K of BE Aerospace, Inc. for the year ended February 26, 2000.

DELOITTE & TOUCHE LLP



Costa Mesa, California
May 5, 2000